Exhibit 99.1

PREMIER, INC. REPORTS FISCAL 2015 THIRD-QUARTER RESULTS

CHARLOTTE, NC, May 11, 2015 – Premier, Inc. (NASDAQ: PINC) today reported financial results for the fiscal 2015 third quarter ended March 31, 2015.

Fiscal Third-Quarter Highlights:

•	Net revenue increased 16% to $261.7 million from the same period last year; Supply Chain Services segment revenue rose 15% and Performance Services segment revenue increased 19%.

•	Adjusted EBITDA* increased 14% to $103.7 million from the same period last year.

•	Adjusted fully distributed net income* increased 13% to $55.3 million, or $0.38 on a fully diluted per-share basis, from the same period a year ago. GAAP net income attributable to shareholders was $12.2 million, compared with $13.5 million in the prior year.

•	At March 31, 2015, cash, cash equivalents and short- and long-term marketable securities totaled $503.3 million, and the company had access to its entire unsecured $750.0 million, five-year revolving credit facility.

•	For the nine-months ended March 31, 2015, net revenue increased 17% to $740.5 million, adjusted EBITDA rose 14% to $293.1 million, and adjusted fully distributed net income increased 12% to $155.2 million, or $1.07 per diluted share, compared with non-GAAP pro forma* results for the same period a year ago. Net revenue for the nine-month period increased 10% and adjusted EBITDA decreased 2% from actual results for the same period a year ago.

•	Based on year-to-date performance and the current outlook and assumptions for the remainder of the fiscal year, the company is increasing its fiscal full-year guidance ranges for consolidated net revenue and consolidated adjusted EBITDA.

*	Descriptions of adjusted EBITDA, adjusted fully distributed net income and other non-GAAP financial measures are provided in “Use and Definition of Non-GAAP Measures,” and reconciliations are provided in the tables at the end of this release. See “Reorganization and Initial Public Offering” for important information regarding non-GAAP pro forma results.

“Our strong third-quarter results were driven by continued growth in the demand for Premier products and services across our Supply Chain Services and Performance Services businesses,” said Susan DeVore, president and chief executive officer. “We are building a successful track record of financial performance based on our role as a trusted partner with solutions that enable healthcare providers to comprehensively reduce costs, improve quality and safety and prepare for the rapidly approaching population health management environment.

“In the third quarter, double-digit revenue growth in our Supply Chain Services business was fueled by continued strength in our group purchasing organization and from our direct sourcing and specialty pharmacy businesses,” DeVore said. “Performance Services also produced double digit revenue growth, driven primarily by strong contributions from PremierConnect® SaaS-based subscriptions and renewals as well as advisory services.”

Premier, Inc. FY’15 Q3 Results

Results of Operations for the Third Quarter of Fiscal 2015

Consolidated Third-Quarter and Year-to-Date Financial Highlights

	Three Months Ended March 31,			Nine Months Ended March 31,			Nine Months Ended March 31,
(in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change	2015	2014	% Change
	Actual	Actual		Actual	Actual		Actual	Non-GAAP pro forma (a)
Net Revenue:
Supply Chain Services:
Net administrative fees	$117,959	$108,087	9%	$337,157	$353,793	-5%	$337,157	$312,530	8%
Other services and support	740	197	276%	1,192	504	137%	1,192	504	137%

Services	118,699	108,284	10%	338,349	354,297	-5%	338,349	313,034	8%
Products	73,438	58,692	25%	203,698	151,022	35%	203,698	151,022	35%

Total Supply Chain Services	192,137	166,976	15%	542,047	505,319	7%	542,047	464,056	17%
Performance Services:
Services	69,586	58,622	19%	198,429	169,764	17%	198,429	169,764	17%

Total	$261,723	$225,598	16%	$740,476	$675,083	10%	$740,476	$633,820	17%

Adjusted EBITDA (b):
Supply Chain Services	$101,600	$91,477	11%	$290,210	$302,076	-4%	$290,210	$260,813	11%
Performance Services	26,166	20,307	29%	67,717	54,367	25%	67,717	54,367	25%

Total segment adjusted EBITDA	127,766	111,784	14%	357,927	356,443	0%	357,927	315,180	14%
Corporate	(24,021)	(20,479)	17%	(64,856)	(57,399)	13%	(64,856)	(57,399)	13%

Total	$103,745	$91,305	14%	$293,071	$299,044	-2%	$293,071	$257,781	14%

Non-GAAP adjusted fully distributed net income (b)	$55,286	$49,099	13%				$155,181	$138,629	12%

Non-GAAP earnings per share on adjusted fully distributed net income - diluted (b)	$0.38	$0.34	13%				$1.07	$0.96	12%

Weighted average fully distributed shares outstanding - diluted	145,170	145,164					145,095	145,083

(a)	Reflects the impact of the Company’s Reorganization on the Supply Chain Services segment as a result of the 30% revenue share to owner members after the Reorganization. The impact of the non-GAAP pro forma adjustment on both Supply Chain Services net revenue and segment adjusted EBITDA was $41.3 million for the nine months ended March 31, 2014. Non-GAAP Pro forma adjustments do not impact the financial results of the Company’s Performance Services segment.
(b)	See attached supplemental financial information for reconciliation of reported GAAP results to Non-GAAP results.

For the fiscal third quarter ended March 31, 2015, Premier generated net revenue of $261.7 million, an increase of 16%, from net revenue of $225.6 million for the same period a year ago.

Adjusted EBITDA of $103.7 million increased 14% from $91.3 million for the same period last year. The increase was driven by revenue growth in both of the company’s business segments, and continued effective management of operating expenses relative to net revenue growth.

Adjusted fully distributed net income for the fiscal third quarter rose to $55.3 million, or $0.38 per fully diluted share, from $49.1 million, or $0.34 per fully diluted share, for the same period a year ago. Adjusted fully distributed earnings per share is a non-GAAP financial measure that represents net income, adjusted for non-recurring and non-cash items, attributable to all shareholders as if all Class B shareholders have converted to Class A shareholders, and reflects income taxes at an estimated effective rate of approximately 40% on 100% of pretax income.

Net income for the quarter totaled $72.0 million, compared with $102.0 million for the same quarter a year ago. The decline is attributable to a one-time investment gain of $37.9 million included in the prior-year period. In accordance with GAAP, net income attributable to shareholders of $12.2 million at March 31, 2015 requires a non-cash adjustment of $(387.1) million, and net income attributable to shareholders of $13.5 million at March 31, 2014 requires a non-cash adjustment of $495.7 million to reflect redeemable limited partners’ capital at the appropriate redemption amount attributable to the limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price during the period. On a GAAP fully diluted per-share basis, the company reported a net loss attributable to shareholders of $10.05 compared with net income attributable to shareholders of $15.64 a year ago. (See income statement in the tables section of this press release.)

Premier, Inc. FY’15 Q3 Results

Segment Results

Supply Chain Services

For the fiscal third quarter ended March 31, 2015, the Supply Chain Services segment generated net revenue of $192.1 million, an increase of 15%, from $167.0 million a year ago. Revenue growth was driven by strong performances of both the company’s group purchasing organization (GPO) and products businesses. GPO net administrative fees revenue of $118.0 million increased 9% from a year ago, reflecting the further contract penetration of existing members, the continuing impact of recruitment and conversion of new members, and the impact of increasing patient utilization. Product sales of $73.4 million increased 25% from a year ago from the ongoing expansion of member support for the company’s direct sourcing and specialty pharmacy businesses.

Supply Chain Services segment adjusted EBITDA of $101.6 million for the fiscal 2015 third quarter increased 11%, from $91.5 million for the same period a year ago. The increase predominantly reflects growth in net administrative fees revenue, as well as continued effective management of operating expenses relative to net revenue growth.

Performance Services

For the fiscal third quarter ended March 31, 2015, the Performance Services segment generated net revenue of $69.6 million, an increase of 19%, from $58.6 million for the same quarter last year. Revenue growth was driven by PremierConnect SaaS-based (software-as-a-service) subscriptions and renewals, and includes TheraDoc and Aperek, which were acquired late in the fiscal first quarter, as well as by advisory services.

Performance Services segment adjusted EBITDA was $26.2 million for the fiscal 2015 third quarter, an increase of 29% from $20.3 million for the same quarter last year. The growth in adjusted EBITDA reflects the sale of new PremierConnect SaaS-based products, including the company’s recent TheraDoc and Aperek acquisitions, and effective management of segment operating expenses relative to net revenue growth.

Results of Operations for the Nine-Months Ended March 31, 2015

Note: Comparisons of GAAP results are impacted by the changes associated with the Reorganization and IPO, as described below, and therefore, management believes they do not provide meaningful year-over-year comparisons. Performance Services segment results are not impacted by non-GAAP pro forma results.

The company generated net revenue of $740.5 million for the nine-month period ended March 31, 2015, an increase of 17% from non-GAAP pro forma net revenue of $633.8 million in the same period last year. Adjusted EBITDA for the nine-month period totaled $293.1 million, an increase of 14% from non-GAAP pro forma adjusted EBITDA of $257.8 million in the same period last year. Adjusted fully distributed net income totaled $155.2 million, or $1.07 per diluted share, compared with non-GAAP pro forma amount of $138.6 million, or $0.96 per diluted share, for the same period last year.

On a GAAP-comparison basis, net revenue of $740.5 million for the nine-month period ended March 31, 2015 increased 10% from net revenue of $675.1 million for the prior year. Adjusted EBITDA of $293.1 million decreased 2% from actual adjusted EBITDA of $299.0 million for the prior year. Net income of $202.7 million compared with $266.0 million for the same period

Premier, Inc. FY’15 Q3 Results

last year. In accordance with GAAP, net income attributable to shareholders of $30.8 million at March 31, 2015, requires a non-cash adjustment of $(812.0) million, and net income attributable to shareholders of $19.5 million at March 31, 2014, requires a non-cash adjustment of $(3,224.1) million to reflect redeemable limited partners’ capital at the appropriate redemption amount attributable to the limited partners’ Class B common unit ownership at the end of each period. These non-cash adjustments result from changes in the company’s stock price during the period. On a fully diluted per-share basis, the company reported a net loss attributable to shareholders of $22.28 for the first nine months of fiscal 2015, compared with a net loss attributable to shareholders of $136.99 for the same period a year ago. (See income statement in the tables section of this press release.)

Supply Chain Services segment net revenue for the nine-month period increased 17% to $542.0 million from non-GAAP pro forma net revenue of $464.1 million a year earlier. Supply Chain Services segment adjusted EBITDA increased 11%, to $290.2 million from non-GAAP pro forma adjusted EBITDA of $260.8 million for the same period last year.

Performance Services segment net revenue for the nine-month period increased 17% to $198.4 million from $169.8 million in the same period last year. Performance Services segment adjusted EBITDA increased 25% to $67.7 million from $54.4 million the prior year.

On a GAAP-comparison basis, Supply Chain Services segment net revenue of $542.0 million increased 7% from $505.3 million for the same period a year ago. Segment adjusted EBITDA of $290.2 million decreased 4% from $302.1 million a year ago.

Cash Flows and Liquidity

Cash provided by operating activities was $255.6 million for the nine-month period ended March 31, 2015, compared with $288.7 million for the same period a year ago. Operating cash flows decreased primarily due to the addition of member owner revenue share as a result of the Reorganization and IPO effective October 2013. At March 31, 2015, the company’s cash, cash equivalents, short- and long-term marketable securities totaled $503.3 million, compared with $540.4 million at March 31, 2014, and consisted of $155.6 million in cash and cash equivalents and $347.7 million in marketable securities with maturities ranging from three to 24 months.

Free cash flow for the fiscal third quarter ended March 31, 2015 was $59.5 million, compared with $58.9 million for the same period a year ago. The significant level of free cash flow relative to adjusted EBITDA in the third quarter results from strong performance in the company’s Supply Chain Services segment. The company defines free cash flow as cash provided by operating activities less distributions to limited partners and purchases of property and equipment (see free cash flow reconciliation to net cash provided by operating activities in the tables section of this press release).

At March 31, 2015, there was no outstanding balance on the company’s unsecured $750 million, five-year revolving credit facility.

Premier, Inc. FY’15 Q3 Results

Fiscal 2015 Outlook and Guidance

Fiscal 2015 Financial Guidance (1)

Premier, Inc. updates full-year fiscal 2015 financial guidance, as follows:

(in millions, except per share data)	Updated FY 2015	Pro Forma % YoY Change	Previous FY 2015
Net Revenue:
Supply Chain Services segment	$720.0 - $733.0	13% - 15%	$706.0 - $725.0
Performance Services segment	$268.0 - $275.0	15% - 18%	$268.0 - $275.0

Total Net Revenue	$988.0 - $1008.0	14% - 16%	$974.0 - $1000.0
Non-GAAP adjusted EBITDA	$384.0 - $392.0	9% - 12%	$382.0 - $390.0
Non-GAAP adjusted fully distributed EPS	$1.40 - $1.44	8% - 11%	$1.40 - $1.44

(1)	Guidance is based on comparisons with prior-year pro forma results, which have been adjusted to reflect the impact of the company’s reorganization and IPO. The Company does not reconcile guidance for adjusted EBITDA and non-GAAP adjusted fully distributed net income per-share to net income (loss) or GAAP earnings per share because the Company does not provide guidance for reconciling items between net income (loss) and adjusted EBITDA and non-GAAP adjusted fully distributed earnings per share. The Company is unable to provide guidance for these reconciling items since certain items that impact net income (loss) are outside of the Company’s control and cannot be reasonably predicted. Accordingly, a reconciliation to net income (loss) or GAAP earnings per share is not available without unreasonable effort.

Based on fiscal third-quarter results and management’s current expectations for the remainder of fiscal 2015, Premier is increasing its full fiscal-year 2015 guidance ranges for consolidated net revenue and non-GAAP adjusted EBITDA, based on the following key assumptions.

The company is increasing its full-year revenue expectations for the Supply Chain Services segment based on assumptions of full-year growth of 6% to 7% in net administrative fees revenue and 27% to 32% in the company’s direct sourcing and specialty pharmacy businesses.

The company is maintaining its existing full-year revenue expectations for the Performance Services segment, based on assumptions of continued revenue growth in PremierConnect SaaS-based subscriptions, continued demand for advisory services, and ongoing member participation in performance improvement collaboratives, in addition to the continuation of historically high renewal rates of SaaS-based offerings.

The company is raising its full-year adjusted EBITDA expectations, based on assumptions of continued growth in the Supply Chain Services segment.

Guidance assumptions do not contemplate the impact of any potential significant future acquisitions. For fiscal 2015, Premier expects capital expenditures of approximately $72.0 million and a consolidated EBITDA margin of approximately 39%.

“We interact with approximately 68% of our nation’s community hospitals, working together to help them reduce costs, improve quality, drive better patient outcomes and build sustainable integrated care delivery strategies for the rapidly approaching future of advanced payment models and the drive to population health,” DeVore said. “We believe our aligned delivery channel, collaborative member relationships, industry-leading data analytics, and exceptional execution uniquely position Premier to continue to lead the transformation of healthcare delivery across our country for years to come.”

The statements in this “Outlook and Guidance” discussion are “forward-looking statements.” For additional information regarding the use and limitations of such statements, see “Forward-Looking Statements” below and the “Risk Factors” section of the company’s Form 10-K for the year ended June 30, 2014.

Premier, Inc. FY’15 Q3 Results

Conference Call

Premier management will host a conference call and live audio webcast on Monday, May 11, 2015, at 5:00 p.m. ET, to discuss the company’s financial results. The conference call can be accessed through a link provided on the investor relations page on Premier’s website at investors.premierinc.com. To expedite access, participants should preregister at this website, at which time the participant will be sent a confirmation email including dial-in numbers and a unique PIN for those who wish to participate by phone. A replay of the conference call will be available on the investor relations page of Premier’s website.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of approximately 3,400 U.S. hospitals and 110,000 other providers to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and advisory and other services, Premier enables better care and outcomes at a lower cost. Premier, a Malcolm Baldrige National Quality Award recipient, plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram, Foursquare and Premier’s blog for more information about the company.

Reorganization and Initial Public Offering

On October 1, 2013, Premier completed its IPO by issuing 32,374,751 shares of its Class A common stock, at a price of $27.00 per share, raising net proceeds of approximately $821.7 million, before expenses. In connection with the IPO, Premier completed the reorganization of the company on October 1, 2013, issuing 112.6 million shares of Class B common stock representing, at that time, 77.7% of the common stock outstanding, and corresponding Class B common units in Premier Healthcare Alliance, L.P. (Premier LP) to its member owners.

The company’s historical consolidated operating results for the nine-month period do not reflect the Reorganization, the IPO and contemplated use of net proceeds from the IPO. Therefore, in addition to presenting the historical actual results, the company presents and discusses non-GAAP pro forma results, which reflect the impact of the company’s Reorganization and IPO and the contemplated use of net proceeds from the IPO, to provide a more comparable indication of future expectations.

The key non-GAAP pro forma adjustments include:

•	The reorganization, which included the formation of a C-Corporation and the sale of approximately 22.3% of the member’s partnership interests to the public through the issuance of Premier Class A common stock, with the member owners retaining their approximately 77.7% ownership interest in the form of Premier LP Class B common units and an equal number of Premier Class B common stock. As part of the quarterly exchanges that occurred on October 31, 2014 and January 31, 2015, the member owners exchanged approximately 3.4% of their Class B common units and associated Class B common stock. As a result, at March 31, 2015, the public investors, which may include some member owners that have previously exchanged their Class B common units for Class A common stock, owned approximately 26% of the company’s combined Class A and Class B common stock, and the member owners owned approximately 74%.

•	Payments to each member owner of revenue share from Premier equal to 30% of all gross administrative fees collected.

•	Payments due to member owners pursuant to the tax receivable agreement equal to 85% of the amount of cash savings, if any, in income and franchise taxes, that Premier realizes.

•	The further adjustments set forth in the notes to the supplemental non-GAAP pro forma financial information provided below.

Further details of the Reorganization and non-GAAP pro forma adjustments are in Premier’s Form 10-Q for the fiscal third quarter ended March 31, 2015, expected to be filed with the Securities and Exchange Commission (SEC) on or about May 12, 2015, and accessible on the SEC’s website at www.sec.gov and in the investor relations section of Premier’s website at investors.premierinc.com.

Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted fully distributed net income, adjusted fully distributed net income per share, and free cash flow to facilitate a comparison of the company’s operating performance on a consistent basis from period to period that, when viewed in combination with its results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. The company believes adjusted EBITDA and segment adjusted EBITDA assist its board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period because they remove the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operations.

In addition, adjusted fully distributed net income eliminates the variability of non-controlling interest as a result of member owner exchanges of Class B common stock and corresponding Class B units into shares of Class A common stock (which exchanges are a member owner’s cumulative right, but not obligation, which began on October 31, 2014, and occur each quarter thereafter, and are limited to one-seventh of the member owner’s initial allocation of Class B common units) and other potentially dilutive equity transactions which are outside of management’s control. Adjusted fully distributed net income is defined as net income attributable to PHSI (i) excluding income tax expense, (ii) excluding the effect of non-recurring and non-cash items, (iii) assuming the exchange of all the Class B common units for shares of Class A common stock, which results in the elimination of non-controlling interest in Premier LP, and (iv) reflecting an adjustment for income tax expense on non-GAAP pro forma fully distributed net income before income taxes at the company’s estimated effective income tax rate.

EBITDA is defined as net income before interest and investment income, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets. Adjusted EBITDA is defined as EBITDA before merger and acquisition related expenses and non-recurring, non-cash or non-operating items, and including equity in net income of unconsolidated affiliates. Non-recurring items include certain strategic and financial restructuring expenses. Non-operating items include gain or loss on disposal of assets. Segment adjusted EBITDA is defined as the segment’s net revenue less operating expenses directly attributable to the segment, excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition related expenses and non-recurring or non-cash items, and including equity in net

Premier, Inc. FY’15 Q3 Results

income of unconsolidated affiliates. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of segment adjusted EBITDA. Adjusted EBITDA is a supplemental financial measure used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Free cash flow is defined as cash provided by operating activities less distributions to limited partners and purchases of property and equipment. Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners and capital investment to maintain existing products and services as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to enhance shareholder value through acquisitions, partnerships, investments in related or complimentary businesses and debt reductions.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those under the heading “Fiscal 2015 Outlook and Guidance” are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” section of Premier’s Form 10-Q for the fiscal third quarter ended March 31, 2015, expected to be filed with the SEC on or about May 12, 2015, and also made available on Premier’s website at investors.premierinc.com. Forward looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Premier, Inc. FY’15 Q3 Results

Contacts
Investor relations contact:	Media contact:
Jim Storey	Christopher Allman
Vice President, Investor Relations	Senior Director, Public Relations
704.816.5958	704.816.540
jim_storey@premierinc.com	chris_allman@premierinc.com

(Tables Follow)

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014 (a)
Net revenue:
Net administrative fees	$117,959	$108,087	$337,157	$353,793
Other services and support	70,326	58,819	199,621	170,268

Services	188,285	166,906	536,778	524,061
Products	73,438	58,692	203,698	151,022

Net revenue	261,723	225,598	740,476	675,083
Cost of revenue:
Services	36,026	28,382	104,066	84,887
Products	66,789	52,742	183,302	136,500

Cost of revenue	102,815	81,124	287,368	221,387

Gross profit	158,908	144,474	453,108	453,696
Operating expenses:
Selling, general and administrative	86,847	73,327	243,404	209,096
Research and development	596	820	2,385	2,714
Amortization of purchased intangible assets	2,554	802	6,598	2,158

Total operating expenses	89,997	74,949	252,387	213,968

Operating income	68,911	69,525	200,721	239,728

Equity in net income of unconsolidated affiliates	5,197	3,566	14,812	12,171
Interest and investment income, net	204	400	517	641
(Loss) gain on investment	(1,000)	37,850	(1,000)	37,850
Other income (expense), net	743	52	(219)	56

Other income, net	5,144	41,868	14,110	50,718

Income before income taxes	74,055	111,393	214,831	290,446
Income tax expense	2,026	9,413	12,107	24,461

Net income	72,029	101,980	202,724	265,985
Net income attributable to noncontrolling interest in S2S Global	(252)	(530)	(1,836)	(477)
Net income attributable to noncontrolling interest in Premier LP	(59,568)	(87,925)	(170,135)	(246,055)

Net income attributable to noncontrolling interest	(59,820)	(88,455)	(171,971)	(246,532)

Net income attributable to shareholders	12,209	13,525	30,753	19,453
Adjustment of redeemable limited partners’ capital to redemption amount	(387,062)	495,714	(811,969)	(3,224,098)

Net (loss) income attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(374,853)	$509,239	$(781,216)	$(3,204,645)

Weighted average shares outstanding:
Basic	37,316	32,375	35,066	23,394
Diluted	37,316	32,556	35,066	23,394
Earnings (loss) per share attributable to shareholders (b):
Basic	$(10.05)	$15.73	$(22.28)	$(136.99)
Diluted	$(10.05)	$15.64	$(22.28)	$(136.99)

(a)	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. Operating results for the nine months ended March 31, 2014 reflect the combined results of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc. These operating results differ significantly from subsequent periods, which reflect the impact of the Reorganization and IPO that became effective October 1, 2013.
(b)	Loss per share attributable to shareholders includes an adjustment to net income attributable to shareholders of redeemable limited partners’ capital to redemption amount of $(387.1) million and $(812.0) million for the three and nine months ended March 31, 2015, respectively, and $495.7 million and $(3,224) million for the three and nine months ended March 31, 2014.

Premier, Inc. FY’15 Q3 Results

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2015	June 30, 2014
	(Unaudited)	(Audited)
Assets
Cash and cash equivalents	$155,636	$131,786
Marketable securities	192,752	159,820
Accounts receivable	101,165	67,577
Inventories	29,858	20,823
Prepaid expenses and other current assets	32,039	31,175
Due from related parties	712	1,228
Deferred tax assets	13,055	9,647

Total current assets	525,217	422,056
Property and equipment	152,972	134,551
Restricted cash	5,000	5,000
Marketable securities	154,944	248,799
Deferred tax assets	348,564	286,936
Goodwill	213,849	94,451
Intangible assets	41,209	10,855
Other assets	46,778	44,008

Total assets	$1,488,533	$1,246,656

Liabilities, redeemable limited partners’ capital and stockholders’ deficit
Accounts payable	$30,514	$28,007
Accrued expenses	40,930	25,536
Revenue share obligations	56,076	56,531
Limited partners’ distribution payable	23,398	22,351
Accrued compensation and benefits	45,235	46,713
Deferred revenue	32,274	15,694
Current portion of tax receivable agreements	10,940	11,035
Current portion of notes payable and line of credit	4,393	17,696
Other current liabilities	2,719	319

Total current liabilities	246,479	223,882
Notes payable, less current portion	15,970	16,051
Tax receivable agreement, less current portion	233,564	181,256
Deferred compensation plan obligations	36,031	32,872
Deferred rent	16,047	15,960
Other long-term liabilities	4,506	2,272

Total liabilities	552,597	472,293

Redeemable limited partners’ capital	3,995,025	3,244,674
Stockholders’ deficit:
Series A Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 37,376,985 and 32,375,390 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	374	324
Class B common stock, $0.000001 par value, 600,000,000 shares authorized; 106,658,535 and 112,510,905 shares issued and outstanding at March 31, 2015 and June 30, 2014, respectively	—	—
Additional paid-in-capital	—	—
Accumulated deficit	(3,059,480)	(2,469,873)
Accumulated other comprehensive (loss) income	17	43
Noncontrolling interest	—	(805)

Total stockholders’ deficit	(3,059,089)	(2,470,311)

Total liabilities, redeemable limited partners’ capital and stockholders’ deficit	$1,488,533	$1,246,656

Premier, Inc. FY’15 Q3 Results

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended March 31,
	2015	2014*
Operating activities
Net income	$202,724	$265,985
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,705	29,110
Equity in net income of unconsolidated affiliates	(14,812)	(12,171)
Loss (gain) on investment	1,000	(37,850)
Deferred taxes	(269)	2,833
Stock-based compensation	21,129	13,118
Changes in operating assets and liabilities:
Accounts receivable, prepaid expenses and other current assets	(23,645)	(15,050)
Other assets	(1,130)	(1,749)
Inventories	(9,035)	(6,539)
Accounts payable, accrued expenses revenue share obligations and other current liabilities	35,670	51,265
Long-term liabilities	2,417	(8)
Other operating activities	1,821	(253)

Net cash provided by operating activities	255,575	288,691

Investing activities
Purchase of marketable securities	(239,782)	(369,122)
Proceeds from sale of marketable securities	298,757	71,459
Proceeds from sale on investment in Global Healthcare Exchange, LLC	—	37,850
Acquisition of SYMMEDRx, net of cash acquired	—	(28,690)
Acquisition of Meddius, L.L.C., net of owner receivable	—	(7,737)
Acquisition of Aperek, net of cash acquired	(47,446)	—
Acquisition of TheraDoc, net of cash acquired	(108,561)	—
Purchase of noncontrolling interest in S2S Global	(14,518)	—
Distributions received on equity investment	13,900	10,650
Purchases of property and equipment	(51,064)	(39,842)
Other investing activities	(443)	—

Net cash used in investing activities	(149,157)	(325,432)

Financing activities
Payments made on notes payable	(1,046)	(5,121)
Proceeds from S2S Global revolving line of credit	1,007	6,000
Payments on S2S Global revolving line of credit	(14,715)	—
Proceeds from senior secured line of credit	—	60,000
Payments on senior secured line of credit	—	(60,000)
Proceeds from issuance of Class A common stock in connection with the IPO, net of underwriting fees and commissions	—	821,671
Payments made in connection with the IPO	—	(2,822)
Purchase of Class B common units from member owners	—	(543,857)
Proceeds from issuance of PHSI common stock	—	300
Proceeds from notes receivable from partners	—	12,706
Proceeds from exercise of stock options	1,076	—
Repurchase of restricted units	(90)	(4)
Distributions to limited partners of Premier LP	(68,800)	(298,388)

Net cash used in financing activities	(82,568)	(9,515)

Net increase (decrease) in cash and cash equivalents	23,850	(46,256)
Cash and cash equivalents at beginning of period	131,786	198,296

Cash and cash equivalents at end of period	$155,636	$152,040

*	After the completion of the Reorganization, Premier Healthcare Solutions, Inc. (PHSI) became a consolidated subsidiary of Premier, Inc. The Statement of Cash Flows for the nine months ended March 31, 2014 reflects the combined cash flows of PHSI, the predecessor of the Company for accounting purposes, and Premier, Inc.

Premier, Inc. FY’15 Q3 Results

Supplemental Financial Information - Reporting of Pro Forma Adjusted EBITDA

and Non-GAAP Adjusted Fully Distributed Net Income

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015*	2014*	2015*	2014
Reconciliation of Pro Forma Net Revenue to Net Revenue:
Pro Forma Net Revenue	$261,723	$225,598	$740,476	$633,820
Pro forma adjustment for revenue share post-IPO	—	—	—	41,263

Net Revenue	$261,723	$225,598	$740,476	$675,083

Reconciliation of Net Income to Adjusted EBITDA and Reconciliation of Segment Adjusted EBITDA to Income Before Income Taxes:
Net income	$72,029	$101,980	$202,724	$265,985
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Interest and investment income, net	(204)	(400)	(517)	(641)
Income tax expense	2,026	9,413	12,107	24,461
Depreciation and amortization	11,538	9,396	33,107	26,952
Amortization of purchased intangible assets	2,554	802	6,598	2,158

EBITDA	87,943	121,191	254,019	277,652
Stock-based compensation	7,285	6,299	21,129	13,118
Acquisition related expenses	2,863	984	6,408	1,303
Strategic and financial restructuring expenses	2	733	1,281	3,614
Loss (gain) on investment	1,000	(37,850)	1,000	(37,850)
Adjustment to tax receivable agreement liability	1,073	—	—	—
Acquisition related adjustment - deferred revenue	3,563	—	9,224	—
Other expense (income), net	16	(52)	10	(56)

Adjusted EBITDA	$103,745	$91,305	$293,071	$257,781

Segment Adjusted EBITDA:
Supply Chain Services	$101,600	$91,477	$290,210	$302,076
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)

Supply Chain Services (including pro forma adjustment)	$101,600	$91,477	$290,210	$260,813
Performance Services	26,166	20,307	67,717	54,367
Corporate	(24,021)	(20,479)	(64,856)	(57,399)

Adjusted EBITDA	$103,745	$91,305	$293,071	$257,781
Depreciation and amortization	(11,538)	(9,396)	(33,107)	(26,952)
Amortization of purchased intangible assets	(2,554)	(802)	(6,598)	(2,158)
Stock-based compensation	(7,285)	(6,299)	(21,129)	(13,118)
Acquisition related expenses	(2,863)	(984)	(6,408)	(1,303)
Strategic and financial restructuring expenses	(2)	(733)	(1,281)	(3,614)
Adjustment to tax receivable agreement liability	(1,073)	—	—	—
Acquisition related adjustment - deferred revenue	(3,563)	—	(9,224)	—
Equity in net income of unconsolidated affiliates	(5,197)	(3,566)	(14,812)	(12,171)
Deferred compensation plan (income) expense	(759)	—	209	—

	68,911	69,525	200,721	198,465
Pro forma adjustment for revenue share post-IPO	—	—	—	41,263

Operating income	$68,911	$69,525	$200,721	$239,728

Equity in net income of unconsolidated affiliates	5,197	3,566	14,812	12,171
Interest and investment income, net	204	400	517	641
(Loss) gain on investment	(1,000)	37,850	(1,000)	37,850
Other income (expense), net	743	52	(219)	56

Income before income taxes	$74,055	$111,393	$214,831	$290,446

Reconciliation of Non-GAAP Pro Forma Adjusted Fully Distributed Net Income:
Net income attributable to shareholders	$12,209	$13,525	$30,753	$19,453
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Income tax expense	2,026	9,413	12,107	24,461
Stock-based compensation	7,285	6,299	21,129	13,118
Acquisition related expenses	2,863	984	6,408	1,303
Strategic and financial restructuring expenses	2	733	1,281	3,614
Loss (gain) on investment	1,000	(37,850)	1,000	(37,850)
Adjustment to tax receivable agreement liability	1,073	—	—	—
Acquisition related adjustment - deferred revenue	3,563	—	9,224	—
Amortization of purchased intangible assets	2,554	802	6,598	2,158
Net income attributable to noncontrolling interest in Premier LP	59,568	87,925	170,135	246,055

Non-GAAP pro forma adjusted fully distributed income before income taxes	92,143	81,831	258,635	231,049
Income tax expense on fully distributed income before income taxes	36,857	32,732	103,454	92,420

Non-GAAP Pro Forma Adjusted Fully Distributed Net Income	$55,286	$49,099	$155,181	$138,629

*	Note that no pro forma adjustments were made for the three and nine months ended March 31, 2015 and the three months ended March 31, 2014; as such, actual results are presented for each of these periods.

Premier, Inc. FY’15 Q3 Results

Supplemental Financial Information - Reporting of Non-GAAP Free Cash Flow

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Reconciliation of Non-GAAP Free Cash Flow to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$101,860	$90,173
Purchases of property and equipment	(18,653)	(13,823)
Distributions to limited partners	(23,701)	(17,419)

Non-GAAP free cash flow	$59,506	$58,931

Non-GAAP Adjusted EBITDA	$103,745	$91,305

	57%	65%

Premier, Inc. FY’15 Q3 Results

Supplemental Financial Information - Reporting of Net Income and Earnings Per Share

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015*	2014*	2015*	2014
Reconciliation of numerator for GAAP EPS to Non-GAAP EPS on Adjusted Fully Distributed Net Income
Net income (loss) attributable to shareholders after adjustment of redeemable limited partners’ capital to redemption amount	$(374,853)	$509,239	$(781,216)	$(3,204,645)
Adjustment of redeemable limited partners’ capital to redemption amount	387,062	(495,714)	811,969	3,224,098

Net income attributable to shareholders	12,209	13,525	30,753	19,453
Pro forma adjustment for revenue share post-IPO	—	—	—	(41,263)
Income tax expense	2,026	9,413	12,107	24,461
Stock-based compensation	7,285	6,299	21,129	13,118
Acquisition related expenses	2,863	984	6,408	1,303
Strategic and financial restructuring expenses	2	733	1,281	3,614
Loss (gain) on investment	1,000	(37,850)	1,000	(37,850)
Adjustment to tax receivable agreement liability	1,073	—	—	—
Acquisition related adjustment - deferred revenue	3,563	—	9,224	—
Amortization of purchased intangible assets	2,554	802	6,598	2,158
Net income attributable to noncontrolling interest in Premier LP	59,568	87,925	170,135	246,055

Non-GAAP pro forma adjusted fully distributed income before income taxes	92,143	81,831	258,635	231,049
Income tax expense on fully distributed income before income taxes	36,857	32,732	103,454	92,420

Non-GAAP pro forma adjusted fully distributed net income	$55,286	$49,099	$155,181	$138,629

Reconciliation of denominator for GAAP EPS to Non-GAAP Adjusted Fully Distributed Net Income
Weighted Average:
Common shares used for basic and diluted earnings per share	37,316	32,375	35,066	23,394
Potentially dilutive shares	1,148	181	845	100
Class A common shares outstanding	—	—	—	8,981
Conversion of Class B common units	106,706	112,608	109,184	112,608

Weighted average fully distributed shares outstanding - diluted	145,170	145,164	145,095	145,083

Reconciliation of GAAP EPS to Adjusted Fully Distributed EPS
GAAP earnings (loss) per share	$(10.05)	$15.73	$(22.28)	$(136.99)
Impact of adjustment of redeemable limited partners’ capital to redemption amount	$10.37	$(15.31)	$23.16	$137.82
Impact of additions:
Pro forma adjustment for revenue share post-IPO	$—	$—	$—	$(1.76)
Income tax expense	$0.05	$0.29	$0.35	$1.05
Stock-based compensation	$0.20	$0.19	$0.60	$0.56
Acquisition related expenses	$0.08	$0.03	$0.18	$0.06
Strategic and financial restructuring expenses	$0.00	$0.02	$0.04	$0.15
Loss (gain) on investment	$0.03	$(1.17)	$0.03	$(1.62)
Adjustment to tax receivable agreement liability	$0.03	$—	$—	$—
Acquisition related adjustment - deferred revenue	$0.10	$—	$0.26	$—
Amortization of purchased intangible assets	$0.07	$0.02	$0.19	$0.09
Net income attributable to noncontrolling interest in Premier LP	$1.60	$2.72	$4.85	$10.52
Impact of corporation taxes	$(0.99)	$(1.01)	$(2.95)	$(3.95)
Impact of increased share count	$(1.11)	$(1.17)	$(3.36)	$(4.97)

Non-GAAP earnings per share on adjusted fully distributed net income - diluted	$0.38	$0.34	$1.07	$0.96

*	Note that no pro forma adjustments were made for the three and nine months ended March 31, 2015 and the three months ended March 31, 2014; as such, actual results are presented for each of these periods.

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